Exhibit 99.1

athenahealth, Inc. Reports Second Quarter Fiscal Year 2012 Results

•	33% Revenue Growth Over Second Quarter of 2011

•	GAAP Net Income of $4.2 Million, or $0.11 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $9.0 Million, or $0.24 Per Diluted Share

WATERTOWN, MA — July 19, 2012 — athenahealth, Inc. (NASDAQ: ATHN) (the “Company”), a leading provider of cloud-based practice management, electronic health record (EHR), and care coordination services to medical groups, today announced financial and operational results for the second quarter of fiscal year 2012. The Company will conduct a conference call tomorrow, Friday, July 20, 2012, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

Total revenue for the three months ended June 30, 2012, was $103.5 million, compared to $77.9 million in the same period last year, an increase of 33%.

“I am very pleased with our execution so far this year and our continued focus on becoming medical care givers most trusted service,” said Jonathan Bush, the Company’s Chairman and Chief Executive Officer. “Be it confirmation of the Affordable Care Act or the results of our third annual Physician Sentiment Index, all evidence suggests that cloud-based services are on the right side of history. The athenahealth team understands the growing cost of care coordination placed on medical care givers today and remains focused on improving that experience in a sustainable way. During the past quarter, we brought athenaNet mobile with the launch of our iPhone application, expanded our service offerings to include credentialing and eligibility denials, and expanded our client training and support through the athenaCareSM service. By listening to our clients and understanding their concerns, athenahealth will remain better equipped to help our clients manage change while improving their financial and operational performance regardless of how their services are paid for.”

For the three months ended June 30, 2012, Non-GAAP Adjusted Gross Margin was 62.6%, down from 64.4% in the same period last year, as the Company continues to invest in its newest service offering, athenaCoordinator®. Non-GAAP Adjusted EBITDA increased 18%, to $20.6 million, or 19.9% of total revenue, from Non-GAAP Adjusted EBITDA of $17.5 million, or 22.5% of total revenue, in the same period last year. For the three months ended June 30, 2012, GAAP net income was $4.2 million, or $0.11 per diluted share, compared to $5.2 million, or $0.14 per diluted share, in the same period last year. Non-GAAP Adjusted Net Income was $9.0 million, or $0.24 per diluted share, up from $7.9 million, or $0.22 per diluted share, in the same period last year. See “Use of Non-GAAP Financial Measures” below.

“We continued to enjoy strong revenue growth and increased adoption of our service offerings during Q2 2012, rounding out an impressive first half of 2012,” said Tim Adams, the Company’s Chief Financial Officer. “Our quarterly revenue surpassed the $100 million mark for the first time in Company history, and we continued to exceed 30% top-line growth. Given this strong performance year to date, we are pleased to update our guidance for fiscal year 2012, increasing our expectations for both revenue growth and profitability. Thus, for full year 2012, we currently expect to achieve revenue growth of 31% to 33% and Non-GAAP Adjusted Net Income per Diluted Share of $0.90 to $1.00.”

athenahealth’s revised fiscal 2012 guidance is presented below:

For the Fiscal Year Ending December 31, 2012 Forward-Looking Guidance
GAAP Total Revenue	$425-$430 million
Non-GAAP Adjusted Gross Margin	62.0%-63.0%
Non-GAAP Adjusted Operating Income	$59-$65 million
Non-GAAP Adjusted Net Income Per Diluted Share	$0.90-$1.00

In addition, our anticipated fiscal year 2012 GAAP effective tax rate is approximately 45%-46%. Please see athenahealth’s Q2 2012 Prepared Remarks, published in conjunction with this press release for more information on the Company’s revised fiscal year 2012 guidance.

Key metrics and milestones in the second quarter of fiscal year 2012 included the following:

•	$2.3 billion in collections posted to client accounts in the second quarter of 2012, compared to $1.8 billion in the same quarter of 2011

•	38.2 average client Days in Accounts Receivable (DAR) in the second quarter of 2012, compared to 39.1 average client DAR in the same quarter of 2011

•	35,409 active medical providers using athenaCollector® at June 30, 2012, 25,001 of whom were physicians, compared to 29,482 providers and 20,824 physicians at June 30, 2011

•	8,558 active medical providers using athenaClinicals® at June 30, 2012, 6,151 of whom were physicians, compared to 4,848 providers and 3,444 physicians at June 30, 2011

•	8,642 active medical providers using athenaCommunicator® at June 30, 2012, 6,306 of whom were physicians, compared to 1,936 providers and 1,198 physicians at June 30, 2011

As of June 30, 2012, the Company had cash, cash equivalents, and available-for-sale investments of $156.9 million. The Company does not have any outstanding debt obligations.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.

Conference Call Information

To participate in the Company’s live conference call and webcast, please dial 800-446-2782 (or 847-413-3235 for international calls) using conference code No. 32573331, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 32573331. A webcast replay will also be archived on the Company’s website.

About athenahealth

athenahealth, Inc. is a leading provider of cloud-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and care coordination services. For more information, please visit http://www.athenahealth.com/ or call (888) 652-8200.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of the Company’s service offerings, statements regarding the expansion of the types of tasks the Company performs for its clients and the Company’s continued investment in growth and development; and statements found under the Company’s “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with the acquisition and integration of companies and new technologies, including those related to the Company’s ability to successfully integrate the athenaCoordinator service and successfully scale the Proxsys services and technologies to achieve expected synergies; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, please see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contacts:

Dana Quattrochi (Investors)

Director, Investor Relations

athenahealth, Inc.

(617) 402-1329

investorrelations@athenahealth.com

Amanda Cheslock (Media)

athenahealth, Inc.

(212) 446-1884

acheslock@sloanepr.com

athenahealth, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share amounts)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$92,330	$57,781
Short-term investments	63,029	62,084
Current portion of restricted cash	3,344	—
Accounts receivable - net	50,885	49,038
Deferred tax assets	5,971	5,245
Prepaid expenses and other current assets	13,975	8,988

Total current assets	229,534	183,136

Property and equipment - net	52,503	52,275
Restricted cash, net of current portion	856	5,007
Software development costs - net	9,372	6,974
Purchased intangibles - net	18,546	20,052
Goodwill	47,307	47,307
Deferred tax assets	12,229	12,532
Investments and other assets	4,323	21,503

Total assets	$374,670	$348,786

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$2,755	$6,318
Accrued compensation	27,493	28,176
Accrued expenses	17,200	17,774
Current portion of deferred revenue	6,301	6,345
Current portion of deferred rent	996	960

Total current liabilities	54,745	59,573
Deferred rent, net of current portion	2,458	2,932
Deferred revenue, net of current portion	45,433	44,281
Other long-term liabilities	3,109	5,529

Total liabilities	105,745	112,315

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 37,240 shares issued, and 35,962 shares outstanding at June 30, 2012; 36,678 shares issued and 35,400 shares outstanding at December 31, 2011.	372	367
Additional paid-in capital	272,981	247,131
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(84)	(101)
Accumulated retained deficit	(3,144)	(9,726)

Total stockholders’ equity	268,925	236,471

Total liabilities and stockholders’ equity	$374,670	$348,786

athenahealth, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue
Business services	$100,110	$75,349	$193,659	$142,835
Implementation and other	3,405	2,536	6,422	4,980

Total revenue	103,515	77,885	200,081	147,815

Expense:
Direct operating	41,014	29,020	79,812	56,290
Selling and marketing	27,389	18,815	51,117	35,756
Research and development	8,615	5,166	15,783	10,245
General and administrative	13,961	11,718	30,160	23,437
Depreciation and amortization	5,795	3,737	11,281	7,135

Total expense	96,774	68,456	188,153	132,863

Operating income	6,741	9,429	11,928	14,952
Other income (expense)	12	(77)	146	(44)

Income before income taxes	6,753	9,352	12,074	14,908
Income tax provision	(2,599)	(4,166)	(5,492)	(6,471)

Net income	$4,154	$5,186	$6,582	$8,437

Net income per share - Basic	$0.12	$0.15	$0.18	$0.24
Net income per share - Diluted	$0.11	$0.14	$0.18	$0.24

Weighted average shares used in computing net income per share:
Basic	35,685	34,917	35,713	34,798
Diluted	36,906	35,773	36,951	35,715

athenahealth, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,582	$8,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,861	8,055
Amortization of premium on investments	681	868
Provision for uncollectible accounts	287	593
Excess tax benefit from stock-based awards	(5,680)	(6,432)
Deferred income tax	(426)	(819)
(Decrease) Increase in fair value of contingent consideration	(1,110)	224
Stock-based compensation expense	12,984	7,916
Other reconciling adjustments	(120)	73
Changes in operating assets and liabilities:
Accounts receivable	(2,134)	(7,650)
Prepaid expenses and other current assets	605	5,985
Other long-term assets	117	166
Accounts payable	1,222	781
Accrued expenses	1,742	388
Accrued compensation	(683)	—
Deferred revenue	1,108	4,887
Deferred rent	(438)	(3,303)

Net cash provided by operating activities	27,598	20,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(5,915)	(3,068)
Purchases of property and equipment	(15,657)	(6,841)
Proceeds from sales and maturities of investments	46,374	86,834
Purchases of short-term and long-term investments	(30,883)	(80,175)
Payment of acquisition	—	(6,988)
Decrease in restricted cash	807	2,887
Other investing activities	172	—

Net cash (used in) investing activities	(5,102)	(7,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	10,905	4,558
Taxes paid related to net share settlement of restricted stock awards	(3,686)	—
Excess tax benefit from stock-based awards	5,680	6,432
Payment of contingent consideration accrued at acquisition date	(807)	(2,558)
Payment to terminate interest rate derivative contract	—	(563)
Payments on long-term debt and capital lease obligations	—	(9,216)

Net cash provided by (used in) financing activities	12,092	(1,347)

Effects of exchange rate changes on cash and cash equivalents	(39)	(45)

Net decrease in cash and cash equivalents	34,549	11,426
Cash and cash equivalents at beginning of period	57,781	35,944

Cash and cash equivalents at end of period	$92,330	$47,370

Non-cash transactions
Property and equipment recorded in accounts payable and accrued expenses	$450	$222

Tax benefit recorded in prepaid expenses and other current assets	$5,651	$6,344

Additional disclosures
Cash paid for interest	$51	$225

Cash paid for taxes	$3,824	$804

athenahealth, Inc.

STOCK-BASED COMPENSATION EXPENSE

(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation expense for the three and six months ended June 30, 2012 and 2011:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Stock-based compensation expense charged to:
Direct operating	$1,545	$810	$2,453	$1,415
Selling and marketing	2,015	1,159	3,687	2,082
Research and development	1,083	486	1,848	1,016
General and administrative	2,708	1,456	4,996	3,403

Total	$7,351	$3,911	$12,984	$7,916

athenahealth, Inc.

CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS

(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of June 30, 2012, and December 31, 2011:

	June 30, 2012	December 31, 2011

Cash, cash equivalents	$92,330	$57,781
Short-term investments	63,029	62,084
Long-term investments*	1,555	18,619

Total	$156,914	$138,484

*	The Company has purchased certain available-for-sale investments that had a maturity date longer than one-year, which it classifies in “Investments and other assets” on the condensed consolidated balance sheet.

athenahealth, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Please note that these figures may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin

Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in thousands)	2012	2011	2012	2011

Total revenue	$103,515	$77,885	$200,081	$147,815
Direct operating expense	41,014	29,020	79,812	56,290

Total revenue less direct operating expense	62,501	48,865	120,269	91,525
Add: Stock-based compensation expense allocated to direct operating expense	1,545	810	2,453	1,415
Add: Amortization of purchased intangibles	753	460	1,506	920

Non-GAAP Adjusted Gross Profit	$64,799	$50,135	$124,228	$93,860

Non-GAAP Adjusted Gross Margin	62.6%	64.4%	62.1%	63.5%

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in thousands)	2012	2011	2012	2011

Total revenue	$103,515	$77,885	$200,081	$147,815

GAAP net income	4,154	5,186	6,582	8,437
Add: Provision for income taxes	2,599	4,166	5,492	6,471
Add: Total other (income) expense	(12)	77	(146)	44
Add: Stock-based compensation expense	7,351	3,911	12,984	7,916
Add: Depreciation and amortization	5,795	3,737	11,281	7,135
Add: Amortization of purchased intangibles	753	460	1,506	920

Non-GAAP Adjusted EBITDA	$20,640	$17,537	$37,699	$30,923

Non-GAAP Adjusted EBITDA Margin	19.9%	22.5%	18.8%	20.9%

Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in thousands)	2012	2011	2012	2011

Total revenue	$103,515	$77,885	$200,081	$147,815

GAAP net income	4,154	5,186	6,582	8,437
Add: Provision for income taxes	2,599	4,166	5,492	6,471
Add: Total other (income) expense	(12)	77	(146)	44
Add: Stock-based compensation expense	7,351	3,911	12,984	7,916
Add: Amortization of purchased intangibles	753	460	1,506	920

Non-GAAP Adjusted Operating Income	$14,845	$13,800	$26,418	$23,788

Non-GAAP Adjusted Operating Income Margin	14.3%	17.7%	13.2%	16.1%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in thousands except per share amounts)	2012	2011	2012	2011

GAAP net income	$4,154	$5,186	$6,582	$8,437
Add: Loss on interest rate derivative contract	—	138	—	73
Add: Stock-based compensation expense	7,351	3,911	12,984	7,916
Add: Amortization of purchased intangibles	753	460	1,506	920

Sub-total of tax deductible items	8,104	4,509	14,490	8,909

(Less): Tax impact of tax deductible items (1)	(3,242)	(1,804)	(5,796)	(3,564)

Non-GAAP Adjusted Net Income	$9,016	$7,891	$15,276	$13,782

Weighted average shares - diluted	36,906	35,773	36,951	35,715

Non-GAAP Adjusted Net Income per Diluted Share	$0.24	$0.22	$0.41	$0.39

(1) - Tax impact calculated using a statutory tax rate of 40%

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited, in thousands except per share amounts)	2012	2011	2012	2011

GAAP net income per share - diluted	$0.11	$0.14	$0.18	$0.24
Add: (Gain) loss on interest rate derivative contract	—	0.01	—	—
Add: Stock-based compensation expense	0.20	0.11	0.35	0.22
Add: Amortization of purchased intangibles	0.02	0.01	0.04	0.03

Sub-total of tax deductible items	0.22	0.13	0.39	0.25

(Less): Tax impact of tax deductible items (1)	(0.09)	(0.05)	(0.16)	(0.10)

Non-GAAP Adjusted Net Income per Diluted Share	$0.24	$0.22	$0.41	$0.39

Weighted average shares - diluted	36,906	35,773	36,951	35,715

(1) - Tax impact calculated using a statutory tax rate of 40%

athenahealth, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2012 GUIDANCE

(Unaudited, in millions, except per share amounts)

Please note that the figures presented below may not sum exactly due to rounding.

Non-GAAP Adjusted Gross Margin Guidance

Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin” guidance for fiscal year 2012, which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2012
Total revenue	$425.0	$430.0
Direct operating expense	169.1	166.7

Total revenue less direct operating expense	$255.9	$263.3

Add: Stock-based compensation expense allocated to direct operating expense	4.7	4.7
Add: Amortization of purchased intangibles	2.9	2.9

Non-GAAP Adjusted Gross Profit	$263.5	$271.0

Non-GAAP Adjusted Gross Margin	62.0%	63.0%

Non-GAAP Adjusted Operating Income Guidance

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2012, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2012
Total revenue	$425.0	$430.0

GAAP net income	15.0	18.5
Add: Provision for income taxes	13.5	16.2
Add: Acquisition-related expenses	—	—
Add (less): Total other (income) expense	(0.4)	(0.6)
Add: Stock-based compensation expense	28.0	28.0
Add: Amortization of purchased intangibles	2.9	2.9

Non-GAAP Adjusted Operating Income	$59.0	$65.0

Non-GAAP Adjusted Operating Income Margin	13.9%	15.1%

Non-GAAP Adjusted Net Income Guidance

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share” guidance for fiscal year 2012.

	LOW	HIGH
	Fiscal Year Ending December 31, 2012
GAAP net income	$15.0	$18.5
Add: Stock-based compensation expense	28.0	28.0
Add: Amortization of purchased intangibles	2.9	2.9

Sub-total of tax deductible items	$30.9	$30.9

(Less): Tax impact of tax deductible items (1)	(12.4)	(12.4)

Non-GAAP Adjusted Net Income	$33.5	$37.0

Weighted average shares - diluted	37.2	37.2

Non-GAAP Adjusted Net Income per Diluted Share	$0.90	$1.00

(1)	Tax impact calculated using a statutory tax rate of 40%

	LOW	HIGH
	Fiscal Year Ending December 31, 2012
GAAP net income per share - diluted	$0.40	$0.50
Add: Stock-based compensation expense	0.75	0.75
Add: Amortization of purchased intangibles	0.08	0.08

Sub-total of tax deductible items	$0.83	$0.83

(Less): Tax impact of tax deductible items (1)	(0.33)	(0.33)

Non-GAAP Adjusted Net Income per Diluted Share	$0.90	$1.00

Weighted average shares - diluted	37.2	37.2

(1)	Tax impact calculated using a statutory tax rate of 40%

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, and amortization of purchased intangibles, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before (gain) loss on interest rate derivative contract, stock-based compensation expense, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the Company’s performance during the period in which the expense is incurred.

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Amortization of purchased intangibles — purchased intangibles are amortized over their estimated useful life and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charge does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

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Gains and losses on interest rate derivative contract — excluded because, until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.